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                                                                Exhibit No. 99.1

PRESS RELEASE
January 20, 2004

               Piedmont Natural Gas Prices Common Equity Offering

CHARLOTTE, NC - Piedmont Natural Gas (NYSE: PNY) announced today that it priced a public offering of 4.25 million shares of common stock at a public offering price of $42.50 per share. The company also has granted the underwriters a 30-day option to purchase up to an additional 637,500 shares of the company's common stock to cover any over-allotments. The public offering of the shares is expected to close on January 23, 2004.

The company will use the proceeds to repay a portion of the commercial paper that was issued in connection with its purchase of North Carolina Natural Gas
(NCNG) on September 30, 2003, and for general corporate purposes.

"We were very pleased to see the strong investor interest and support for this common equity offering," said Thomas E. Skains, Chairman, President and Chief Executive Officer. "This complements the successful long-term debt financing that was closed in December following the purchase of NCNG, and as promised, returns our balance sheet to its historically strong position".

The securities will be issued under the company's existing effective shelf registration statement. Merrill Lynch and Co. was the sole book runner and lead manager for the offering. SunTrust Robinson Humphrey, BB&T Capital Markets a division of Scott & Stringfellow, Inc., Davenport & Company, Edward Jones and Janney Montgomery Scott served as co-managers.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offer will be made only by means of a prospectus. Potential investors should read the prospectus and prospectus supplement carefully before making any investment decision. A copy of the final prospectus supplement relating to the offering may be obtained from the office of the underwriter at Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080 or from one of the other underwriters. An electronic copy of the prospectus supplement will be available from the Securities and Exchange Commission's Web site at www.sec.gov.

FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions; competition from other providers of similar products; and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could", "will" and variations of such words and similar expressions, are intended to identify forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont's filings with the SEC on Forms 10-K and Forms 10-Q, which are available on the SEC's website at http://www.sec.gov.


ABOUT PIEDMONT NATURAL GAS
Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to 940,000 residential, commercial and industrial utility customers in North Carolina, South Carolina and Tennessee, including 60,000 customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, interstate natural gas storage, intrastate transportation and regulated natural gas distribution. More information about Piedmont Natural Gas is available on the Internet at www.piedmontng.com.

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CONTACTS:
PIEDMONT NATURAL GAS
Corporate Communications, Steve Conner, Office: 704.731.4205, Cell: 704.607.4866